Filed Pursuant to Rule 424(b)(1)

Registration Nos. 333-279930 and 333-281849

PROSPECTUS

347,277 Common Stock Units

Each Common Stock Unit Consisting of One Share of Common Stock,

One Series H Warrant to Purchase One Share of Common Stock,

One Series I Warrant to Purchase One Share of Common Stock, and

One Series J Warrant to Purchase One Share of Common Stock

1,041,831 Shares of Common Stock Underlying the Series H Warrants,

Series I Warrants, and Series J Warrants

and

2,773,000 PFW Units

Each PFW Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock,

One Series H Warrant to Purchase One Share of Common Stock,

One Series I Warrant to Purchase One Share of Common Stock, and

One Series J Warrant to Purchase One Share of Common Stock

11,092,000 Shares of Common Stock Underlying the Pre-Funded Warrants,

Series H Warrants, Series I Warrants, and Series J Warrants

and

Underwriter Warrants to Purchase 187,216 Shares of Common Stock

187,216 Shares of Common Stock Issuable Upon Exercise of Underwriter Warrants

This is a firm commitment public offering of 347,277 common stock units (the “Common Stock Units”) of Catheter Precision, Inc., a Delaware corporation (the “Company”), each consisting of: (i) one share of our voting common stock, $0.0001 par value per share, (the “Shares,” “common stock” or “Common Stock”), (ii) a Series H warrant to purchase one share of our common stock (the “Series H Warrant”), (iii) a Series I Warrant to purchase one share of our common stock (the “Series I Warrant”), and (iv) a Series J warrant to purchase one share of our common stock (the “Series J Warrant,” and together with the Series H Warrant and Series I Warrant, the “Common Warrants”).  The Common Warrants will each have an initial exercise price of $1.00 per share. The Common Warrants are exercisable immediately, subject to certain limitations described herein. The Series H Warrants will expire six months from the closing date of this offering, the Series I Warrants will expire eighteen months from the closing date of this offering, and the Series J Warrants will expire five years from the closing date of this offering.  We are also offering the shares of our common stock that are issuable from time to time upon exercise of the Common Warrants.

We are also offering to each purchaser whose purchase of Common Stock Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses,   2,773,000 pre-funded warrant units (the “PFW Units” and together with the Common Stock Units, the “Units”), in lieu of Common Stock Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each PFW Unit consists of: (i): pre-funded warrants to purchase one share of our common stock (the “Pre-Funded Warrants”), (ii) a Series H warrant to purchase one share of our common stock, (iii) a Series I Warrant to purchase one share of our common stock, and (iv) a Series J warrant to purchase one share of our common stock. The Common Warrants included in the PFW Units are identical to the Common Warrants included in the Common Stock Units. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share of common stock. The public offering price per PFW Unit is equal to the public offering price per Common Stock Unit less $0.0001. Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the Pre-Funded Warrants and the Common Warrants issued with respect to them.

The shares of common stock in the Common Stock Units or the Pre-Funded Warrants in the PFW Units, as applicable, and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Neither the Common Stock Units nor the PFW Units will be issued or certificated. The Common Stock Units, the PFW Units, the Shares of common stock, the Common Warrants, the Pre-Funded Warrants and Shares of common stock underlying the Common Warrants and Pre-Funded Warrants offered hereby are sometimes collectively referred to herein as the “securities.”

Our common stock is listed on NYSE American under the symbol “VTAK.” There is no established public trading market for the Units, the Common Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the Units, the Common Warrants or the Pre-Funded Warrants on NYSE American or any other national securities exchange or automated quotation system. Without an active trading market, the liquidity of the Units, Common Warrants and Pre-Funded Warrants may be limited.

Our common stock is listed on the NYSE American under the symbol “VTAK.” As of August 29, 2024, the last reported sales price for our common stock as quoted on the NYSE American was $1.36 per share.

An entity controlled by an immediate family member of David Jenkins, our Chief Executive Officer and Chairman of the Board, will purchase 265,000 Common Stock Units and 235,000 PFW Units in this offering on the same terms as other purchasers. The underwriters will receive an underwriting discount of 5% on all Common Stock Units purchased by this entity.

You should carefully read this prospectus and any amendments or supplements accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you make your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 17 of this prospectus and in the documents incorporated by reference in this prospectus, as updated by any applicable prospectus supplement, and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Unit	Per PFW Unit	Total(3)
Public offering price	$1.00	$0.9999	$3,120,000
Underwriting discounts and commissions(1)	$0.08	$0.08	$234,600
Proceeds, before expenses, to us (2)	$0.92	$0.9199	$2,885,400

(1)

Represents underwriting discounts equal to 8% or 5% per Unit or PFW Unit, as applicable.  The underwriters have agreed to accept a discount of 5% with respect to sales of Common Stock Units to an entity controlled by an immediate family member of David Jenkins.

(2)

We have also agreed to pay the underwriters a management fee equal to 1% of the aggregate gross proceeds received from the sale of the securities in the transaction. In addition, we have agreed to reimburse the underwriters for certain expenses and issue the underwriters warrants the ("Underwriter Warrants”) to purchase a number of Shares equal to 6% of the total number of Shares sold in this offering, including Shares issued with Common Stock Units and Shares underlying Pre-Funded Warrants, but excluding Shares underlying Common Warrants, at an exercise price equal to 155% of the public offering price of the Units sold in this offering. See “Underwriting” on page 34 for additional information regarding underwriting compensation. The Underwriter Warrants will be non-exercisable for six (6) months from the date of effectiveness of the registration statement of which this prospectus forms a part and will expire five (5) years after such date.

(3)	Includes 265,000 Common Stock Units and 235,000 PFW Units to be purchased by an entity controlled by an immediate family member of David Jenkins.

We have granted the underwriters an option for a period of up to 45 days from the date of this prospectus to purchase up to 468,041 additional shares of our common stock, and/or Series H warrants to purchase up to an additional 468,041 shares of our common stock, Series I Warrants to purchase up to an additional 468,041 shares of our common stock, and/or Series J Warrants to purchase up to an additional 468,041 shares of our common stock, or any combination thereof, as determined by the underwriters, at the offering price, less underwriting discounts and commissions, in each case solely to cover over-allotments, if any.

The underwriters expect to deliver the securities offered by this prospectus against payment on or about September 3, 2024.

Ladenburg Thalmann

The date of this prospectus is August 29, 2024.

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus or in any free writing prospectus. We and the underwriter have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell Units and other securities. If it is against the law in any jurisdiction to make an offer to sell these Units and other securities, or to solicit an offer from someone to buy these Units and/or other securities, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus or in any applicable free writing prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock or other securities. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplements together with additional information described below under the heading “Where You Can Find Additional Information.”

This prospectus may contain references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including the information contained under the heading “Risk Factors” and all other information included or incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety before you invest in our securities.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” the “Company,” “Catheter Precision” and similar designations refer to Catheter Precision, Inc. (formerly Ra Medical Systems, Inc.) and all entities included in our financial statements.

Company Overview

We (together with our consolidated operating subsidiary, the “Company” or “Catheter”) were incorporated in California on September 4, 2002, and reincorporated in Delaware in July 2018.  The Company was initially formed to develop, commercialize and market an excimer laser-based platform for use in the treatment of vascular and dermatological immune-mediated inflammatory diseases, including the DABRA product line.

On January 9, 2023, the Company merged with Catheter Precision, Inc., or “Old Catheter”, a privately-held Delaware corporation (the “Merger”), and the business of Old Catheter became a wholly owned subsidiary of the Company, which today is our only operating subsidiary.   Prior to the Merger with Old Catheter, we operated under the name Ra Medical Systems, Inc.  Following the Merger, we discontinued the Company’s legacy lines of business and the use of any of its DABRA-related assets.  For further information about these historical lines of business, see “Item 1. Business” of the Company’s Form 10-K for the fiscal year ended December 31, 2021.  Since the Merger, we have shifted the focus of our operations to Old Catheter’s product lines, and effective August 17, 2023, we changed our name to Catheter Precision, Inc. Accordingly, our current activities primarily relate to Old Catheter’s historical business which comprises the design, manufacture and sale of new and innovative medical technologies focused in the field of cardiac electrophysiology, or “EP.”

Our two primary products include the VIVO System and LockeT.  The VIVO System, which is an acronym for View into Ventricular Onset System (“VIVO” or “VIVO System”), is a non-invasive imaging system that offers 3D cardiac mapping to help with localizing the sites of origin of idiopathic ventricular arrhythmias in patients with structurally normal hearts prior to EP procedures.

Our newest product, LockeT, is a suture retention device indicated for wound healing by distributing suture tension over a larger area in the patient in conjunction with standard of care closure techniques.  LockeT is intended to temporarily secure sutures and aid clinicians in locating and removing sutures efficiently.

Our product portfolio also includes the Amigo® Remote Catheter System, or Amigo, a robotic arm that serves as a catheter control device. Prior to 2018, Old Catheter marketed Amigo. We own the intellectual property related to Amigo, and this product is under consideration for future research and development of a generation 2 product.

Company Information

Our principal executive offices are located at 1670 Highway 160 West, Suite 205, Fort Mill, SC 29708, and our telephone number is 973-691-2000.  Our corporate website address is ir.catheterprecision.com.  Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and is not considered part of, this filing.  You should not rely on any such information in making your decision whether to purchase our common stock.  We make available free of charge through our website, at ir.catheterprecision.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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Electrophysiology Market Overview

The EP market includes large medical device companies such as Medtronic, Plc., Abbott Laboratories, Biosense-Webster (J&J) and Boston Scientific Corp. and is estimated to be $15.1 billion by 2028 (CAGR of 13.0%). Population growth, increasing rates of heart disease and the rising cost of healthcare are driving growth in the EP markets. The EP Market is a rapid growing segment in healthcare and includes well known medical devices such as pacemakers, electrocardiogram (ECG) systems, and cardiac catheters and lesser-known products such as intracardiac mapping systems and fluoroscopy systems (similar to x-ray in real time) that are used for cardiac ablation procedures.

The catheter ablation market was larger than $3.5 billion in 2022 and is estimated to grow to $14.5 billion by 2032 (13.5% CAGR). This market includes medical devices used for atrial and ventricular ablation procedures.

In the last 10 years, ventricular ablation has become a fast- growing treatment option due to updated treatment guidelines, improved technology and raising incidence rates. However, the exact number of ventricular ablations performed each year is not well documented. The ventricular ablation market is expected to grow at a rate of 14.5% CAGR through 2032. Over a ten-year period, one study in Australia demonstrated a growth as high as 18% of ventricular tachycardia. Of note, this surpassed the growth rate of Atrial Fibrillation (12.7%) which has historically been the largest incidence of cardiac arrhythmias.

The Heart Rhythm Society, or HRS, Expert Consensus Statement on Catheter Ablation of Ventricular Arrhythmias, published in May 2019 recommends catheter ablation in preference to anti arrhythmic drugs or in the situation where anti arrhythmic therapy has failed or is not tolerated. The guidelines also recommend ablation for reducing recurrent VT and implantable cardioverter-defibrillator shocks.

Our Products

Our products VIVO and LockeT are used in connection with catheter ablation procedures by (in the case of VIVO) providing pre-procedure, non-invasive mapping of arrhythmias and (in the case of LockeT) ensuring efficient hemostasis in conjunction with a standard of care suture, and temporarily securing sutures at the access site. We also believe that LockeT may be useful in connection with other structural heart procedures that require femoral closure, such as procedures for pacemakers, heart valves, heart valve repair, and left atrial appendage devices.

Existing Treatments and Methods for Catheter Ablations and Catheter Access Site Closures

Traditionally, the first line of treatment for cardiac arrhythmias is medication. Unfortunately, this is not a permanent fix, and most patients eventually need a catheter ablation.

During a catheter ablation, an electrophysiologist stands next to the patient’s bed near the patient’s groin. A catheter or catheters are inserted into the femoral vein (located at the groin) and navigated into the right side of the heart. Depending on the type of arrhythmia, the catheter is inserted into the atrium or the ventricle. Once inserted, a diagnostic catheter is used in conjunction with an invasive (traditional) mapping system to create a map/model of the patient’s heart. This allows the physician to see the individual patient’s cardiac structures and size. Once the map is created, the physician begins to “pace map.” This process requires the physician to move the catheter from spot to spot to determine the electrical conduction at different areas to determine if the tissue in that area is responsible for the arrhythmia. Once the area is located, the physician will provide a form of energy (radiofrequency, cryo, etc.) to ablate the tissue in that spot.

At the end of the ablation (or other procedure requiring femoral access), the physicians need to stop the bleeding (hemostasis) at the catheter access site. To do this, sutures are placed, and pressure must be applied on top of the sutures in order to achieve hemostasis.  Without the use of a device like LockeT, nursing staff is required to spend as much as 20 (or more) minutes applying pressure to achieve hemostasis. This is uncomfortable for the patients and creates a burden for the nursing staff.

Treatment Challenges for Ventricular Arrhythmias

Ablation locations within the ventricle are very difficult to identify. Often, patients are highly symptomatic (dizzy, breathing difficulties, etc.) but the arrhythmia is infrequent. When this happens, it is hard to predict when the patient will be having an “active” arrhythmia. Because of this, the physician may not be able to identify the location even when using medication to induce the arrhythmia. Without confirmation during invasive mapping, the patient is removed from the electrophysiology lab without the ablation procedure being performed and the patient is required to return at a later date and try again for a successful outcome.

Even when a patient has frequent ventricular arrhythmias, the process of pace-mapping often takes 4 - 5 hours to identify the location for ablation, which can increase the likelihood of patient complications due to the extended time under anesthesia. Lastly, many patients with untreated ventricular arrhythmias cannot tolerate anesthesia well, thus invasive mapping that takes a long time is not an option for them.

VIVO is our solution to help the physician quickly and accurately determine the arrhythmia location for a ventricular ablation in a non-invasive manner, prior to the procedure.

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VIVO™ System

VIVO is an FDA-cleared and CE marked product that utilizes non-invasive inputs to locate the origin of ventricular arrhythmias. VIVO has been used in more than 1,000 procedures in leading U.S. and European hospitals under a limited commercial launch that commenced in the third quarter of 2021.  A full-scale commercial launch commenced in Q1 2023 in conjunction with the expansion of a direct sales force in the US.

VIVO is a non-invasive imaging system that offers 3D cardiac mapping to help with localizing the sites of origin of idiopathic ventricular arrhythmias in patients with structurally normal hearts prior to electrophysiology procedures. The VIVO system has achieved a CE Mark allowing it to be commercialized in the European Union and has been placed at several hospitals in Europe. Initial FDA 510(k) Clearance in the United States was received in June 2019.

The VIVO software is provided on an off the shelf laptop, and the system includes a 3D camera. In addition, the system can only be used with a disposable component, the VIVO Positioning Patches, which are required for each procedure.

The VIVO software contains proprietary algorithms that are based on standard EP principles. However, the accuracy of the algorithms is improved because it does not use generalized assumptions and instead, uses patient specific information. VIVO uses standard clinical inputs such as a CT or MRI and a 12 lead ECG, both of which are routinely gathered for most EP procedures, allowing VIVO to seamlessly integrate into the workflow. A 3D photograph is obtained of the patient’s torso after the ECG leads are in place and all of these clinical inputs are combined to generate a 3D map of the patient’s heart with a location of the earliest onset of the ventricular arrhythmia.

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VIVO Workflow

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Clinical Use and Studies

To date, VIVO has been used in more than 1,000 procedures, by more than 30 physicians in 10 countries. Initial clinical work was completed with the first- generation software, which resulted in FDA 510(k) Clearance in June 2019.  While conducting the initial clinical study for FDA submission, we developed generation 2 in parallel, with a goal to have this version complete and ready to submit upon 510(k) clearance of generation 1. We received CE Mark and FDA 510(k) Clearance for generation 2 in 2020.

Initial validation of VIVO was conducted at Johns Hopkins University Hospital and published in 2018. This study analyzed the accuracy of VIVO when used with 20 patients with 22 ventricular arrhythmias. Eight patients had ventricular tachycardia (VT) and 12 patients had premature ventricular contractions (PVCs). VIVO was accurate 85% of the time for the PVC patients and 88% of the time for VT patients. However, this was better than the physician’s manual interpretations of the same ECGs, which achieved accuracy rates for PVC and VT patients of 63% and 39%, respectively. This study concluded that VIVO’s accuracy is promising and warrants further development and investigation.

The U.S. multi-center study submitted for the first FDA clearance enrolled 51 patients from 5 centers. Of note, the Principal Investigator and center to have the highest enrollment was Johns Hopkins University in Baltimore, Maryland. This study was conducted to evaluate the accuracy of VIVO as compared to invasive mapping systems (current prevailing method for determining arrhythmia origins). VIVO met all study endpoints and correctly matched the predicted arrhythmia origin in 44/44 patients (100%; primary endpoint) and correctly matched paced sites in 225/226 locations (99.56%; secondary endpoint). In some instances, this study showed that VIVO has better predictability for arrhythmia origin than a physician’s manual review of a 12 lead ECG.

In February 2023, a study from the Royal Brompton Hospital was published. This study enrolled 15 patients and assessed time savings. Of note, six patients had previously attended for nine attempted ablations collectively, which were either unsuccessful or aborted owing to lack of spontaneously occurring clinical PVCs. One patient had previously reported for four separate attempts without PVCs and ablations were aborted, but collection of a single beat allowed VIVO to create an analysis map and provide the physician with information to complete the ablation for all these patients. In addition, this study showed a 27% reduction in procedure time when using VIVO as compared to a historical cohort. This study concluded that VIVO accurately predicted the site of origin in all cases, in advance of the procedure and resulted in successful ablation for 13 of the 15 patients, within a median of 16.5 minutes.

Many VIVO abstracts have been accepted for conference posters or conference presentations.

In 2020, an abstract was accepted as a poster presentation at the European Heart Rhythm Association (EHRA) conference. Three physicians, at different centers, in the UK conducted a feasibility study for Stereotactic Ablative Radiotherapy, or SABR, and published their data on seven patients. SABR is an ablation technique utilizing non-invasive methods akin to proton therapy for cancer treatment. To do a complete non-invasive ablation, accurately predicting the ablation location non-invasively is key to procedural success, and VIVO was utilized for this purpose. Non-invasive ablation is a new technique and requires additional data, but it is showing promise and has generated excitement within the EP community. If accepted for wide-spread treatment, this would allow for previously un-ablatable patients to receive lifesaving treatments.

In April 2021, one physician from the Netherlands presented an abstract at EHRA (European Heart Rhythm Association), focused on using VIVO as a way to screen patients prior to the ablation procedure. This study of 13 patients concludes that using VIVO pre-procedurally may enable the physician to screen out patients that are not feasible for an ablation procedure, especially those with infrequent ventricular arrhythmias. The study also concluded that low burden PVCs maybe attempted to be ablated when the source is clearly associated with a certain anatomical structure. This data will need to be further studied in larger numbers but determining success in advance of the procedure would improve ablation therapy, which has a high failure rate and thus requires additional ablation procedures.

Ongoing Studies

In October 2021, the first patient was enrolled in the VIVO EU Registry. This registry aims to gather data about how VIVO is used in real-world settings, outside of a rigorous clinical study. The registry will enroll 125 patients across Europe and the UK and collect information about different workflows and applications for VIVO. Enrollment of 125 patients was completed in June 2023. The study requires 12-month follow-up and data collection is planned for completion in Q3 2024.  This data serves multiple purposes including fulfilling European regulatory requirements for on-going data collection, publication of multi-center data, and future development of studies and improvements to the VIVO technology.

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Currently, there is an ongoing physician-initiated study at Coventry hospital in the UK. This study will enroll 50 patients with Re-entrant Ventricular Tachycardia. These patients have hearts that are not structurally normal and scarred tissue is present in the ventricle. This data will be used for publication and to support an FDA submission to expand the current labeling of the existing product.

LockeT

As catheters are put into the body, they are put through the skin and into a blood vessel. After the procedure is completed the catheter is removed, and each access site must be closed and bleeding stopped (hemostasis). Ablation for atrial fibrillation (“AFIB”) creates up to four different perforations, each one requiring closure. LockeT is a suture retention device for use as part of the closure process. It is designed to be used in conjunction with a standard of care suture. Each LockeT device can assist with the closure of two perforations, and therefore up to two devices are expected to be used for each AFIB ablation.

We believe LockeT offers a cost-effective solution for access site closure, with multiple features we believe clinicians will find attractive.  It is transparent, which allows for easier monitoring of the site, and is designed for a wide range of catheter sizes.   It utilizes a crank to provide pressure to the site and provide more efficient hemostasis (i.e., to stop the bleeding from the access site).  LockeT simplifies the closure process, making it easy to monitor, adjust and remove as needed.

LockeT is a sterile, Class I product that we registered with the FDA in February 2023, at which time we began initial shipments for product evaluations. In May 2023, Catheter began the process to seek CE Mark approval for LockeT, and we are currently expecting to receive this approval in the first quarter of 2025. Once we receive CE Mark approval, initial international shipments to distributors may begin. LockeT is indicated for wound healing by distributing suture tension over a larger area in the patient in conjunction with a figure of eight suture closure and is intended to temporarily secure sutures and aid clinicians in locating and removing sutures efficiently.

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Clinical studies for LockeT began during 2023. The three phases of the current studies are planned to show the product’s effectiveness and benefits, including faster wound closure, earlier ambulation, potentially leading to early hospital discharge, and lower costs for the healthcare provider and/or insurance payor. This data is intended to provide crucial data for marketing and to expand our marketing claims.

The Phase I - First in Man Feasibility Study was completed in 2023 and showed the device works for its intended purpose, that there were no safety events and gathered initial data to support Phase II submission to Institutional Review Board (IRB).  The results were published in August 2024 in the Journal of Cardiovascular Electrophysiology.

Phase II received IRB approval in late 2023 and is anticipated to be completed by the end of October 2024.  This phase will compare manual compression (standard of care) to LockeT in a one-to-one randomized study of up to 110 patients and assess improved time to hemostasis and ambulation when using LockeT versus manual compression.

Phase III IRB approval is in development, and we anticipate enrollment to begin in Q4 2024.

We are still in the early phases of our roll out for LockeT, which is now under evaluation at several U.S. medical centers.  As we build out our sales network, we are focused on placing the product for evaluation at more centers throughout the U.S.  During the second quarter of 2024, the product received its first approval for future use by a U.S. medical center, which has submitted several purchase orders to date.  Although there are competing devices in the marketplace that assist with vascular closure, we believe that LockeT, which is easy to use, offers unique advantages that will lead to ready adoption in the marketplace.

Our Strategy

Our goal is to become a leading medical device company in the field of cardiac electrophysiology, and we are dedicated to developing and delivering electrophysiology products to provide patients, hospitals, and physicians with novel technologies and solutions to improve the lives of patients with cardiac arrhythmias. We aim to establish VIVO and LockeT as integral tools used by cardiac electrophysiologists during and following ablation treatment of ventricular arrhythmias, by reducing procedure time and patient complications and increasing procedural efficiencies and success.

Customers

Our primary customers are hospitals providing cardiac electrophysiology lab procedures. We believe there are about 3,000 EP labs in the U.S. and a similar number of labs outside of the U.S. performing approximately 600,000 ablation procedures annually. During fiscal 2023, we had two individual customers that represented approximately 32% and 20% of our total revenues, respectively, and four customers (including the two just described) that in the aggregate represented approximately 78% of our total revenues.

Sales and Marketing

Today, we use a mix of distribution partners (Europe and the Middle East), independent sales agents (U.S.) specializing in EP products, and direct employees providing clinical support and product specialization. In the U.S., LockeT and VIVO, including the VIVO System and patches, are currently sold by direct employees who call on electrophysiologists, lab staff and hospital administrators. This sales team qualifies appropriate prospective customers, and with support from our direct clinical specialists they conduct product demonstrations, and support customer training and case usage. In Europe and the Middle East, our products are sold through distributors, supported by two full-time contracted employees.

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We also have co-marketing and spot distribution agreements with Stereotaxis, Inc., that allow for the promotion of VIVO by Stereotaxis to customers who may benefit from VIVO at certain hospitals using a Stereotaxis Robotic Magnetic Navigation System, in exchange for a commission of 45% of any revenue generated from VIVO at these robotic hospitals; the 45% payments will continue beyond the initial sale, if any.

We continue to hire additional clinical support and direct sales representation as we continue the buildout of our sales network for both VIVO and LockeT.  We focus on sales staff who are experienced in the electrophysiology field and are able to identify and target prospective customers to educate, and demonstrate our products, leading to adoption and purchase of our technology. We will continue to use direct clinical specialists to provide training and ongoing clinical support.

In the future, we intend to market our products in the U.S. and certain international markets using a combination of a direct sales force and independent distributors. This requires us to make a significant investment building our U.S. commercial infrastructure and sales force and in recruiting and training our sales representatives and clinical specialists for U.S. commercialization of VIVO. This is a lengthy process that requires recruiting appropriate sales representatives, establishing a commercial infrastructure in the United States, and training our sales representatives, and will require significant ongoing investment by us. Following initial training, our sales representatives typically require lead time in the field to grow their network of accounts, coordinate their sales efforts with each hospital’s capital budgeting and acquisition cycle and produce sales results. Successfully recruiting and training a sufficient number of productive sales representatives is required to achieve growth at the rate we desire.

Outside the U.S., we will continue to foster additional key partner relationships with distributors who will market, sell and support its products.

In addition, we believe there are opportunities to offer additional complementary products through our sales and marketing channels that would enhance the productivity of our sales force and provide additional scale to revenue, better covering fixed operating costs.

Manufacturing and Availability of Raw Materials

VIVO manufacturing, inventory and product fulfillment is housed in our approximate 2,000 square feet facility in Fort Mill, South Carolina. This facility currently has one full-time employee who oversees manufacturing, quality objectives, and order fulfillment. The VIVO system includes VIVO software, loaded onto an off-the-shelf laptop, which we equip with a 3D camera. We purchase laptops and cameras that have been manufactured by third parties. Disposable VIVO Positioning Patches are also required for use of the system, and the manufacture of the patches is outsourced. We also outsource updating and troubleshooting of the software, as needed, to a third-party software engineering company from time to time. LockeT manufacturing, inventory and product fulfillment has been subcontracted to the company that is also providing research and development of the product.

LockeT is manufactured by a third party, Zien Medical Technologies, located in Salt Lake City, Utah. Zien is responsible for procuring product, packaging, assembly and sterilization of LockeT. Once sterilization is complete Catheter Precision reviews the Device History Report (DHR) and approves the product before it is placed into inventory.

Competition

The medical device industry is highly competitive, subject to rapid change and significantly affected by new product introductions and other activities of industry participants. We face potential competition from major medical device companies worldwide, many of which have longer, more established operating histories, and significantly greater financial, technical, marketing, sales, distribution, and other resources. Our overall competitive position is dependent upon a number of factors, including product performance and reliability, manufacturing cost, and customer support.  Our primary competitors in the cardiac electrophysiology space include known medical devices such as pacemakers, electrocardiogram, or ECG, systems and cardiac catheters, but also laboratory equipment such as intracardiac mapping systems and fluoroscopy systems (similar to x-ray in real time). The EP market includes large medical device companies such as Medtronic, Plc., Abbott Laboratories, Biosense-Webster (J&J) and Boston Scientific Corp.  LockeT’s direct competitors include Abbott’s Perclose device, Haemonetic’s VASCADE device and Inari Medical’s FlowStasis device.

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Reimbursement

At this time, there is no reimbursement for VIVO or LockeT.  Ablation procedures are reimbursed using one current procedural technology, or CPT, code, which varies depending on the type and complexity of the procedure. The range of reimbursement for ablations varies within regions but can be as much as $20,000 or more.

We currently intend, in the future, to hire a reimbursement specialist to guide us through the process of obtaining a CPT code specifically for VIVO.  Although new Category III CPT codes were approved and available starting July 1, 2024, Category III codes, which are temporary, do not have a payment rate established, and payment is at the discretion of payors, payors generally require a high level of clinical data through long-term patient studies to demonstrate that a treatment produces favorable results in a cost-effective manner relative to other treatments, in order to be willing to provide reimbursement based on Category III codes.  Successful execution of our current commercialization and build out for VIVO will be needed in order to move Category III codes to permanent Category I codes.

Research and Development

The major focus of our research and development team is to leverage our existing technology platform for new applications and improvements to our existing applications, including multiple engineering efforts to improve our current products. Future research and development efforts will involve continued enhancements to and cost reductions for VIVO and LockeT. We will also explore the development of other products that can be derived from our core technology platform and intellectual property. Our research and development team works together with our commercial team to set development priorities based on communicated customer needs. The feedback received from our customers is reviewed and evaluated for incorporation into new products.  Our research and development function has been outsourced to a third-party provider.

In the future we intend to develop a generation 3 of VIVO. This version would have expanded indications to include ischemic heart disease and improve usability by the hospital staff.  It would also contain more automaticity, potentially reducing our need for clinical support.

Resources Material to Our Business

Patents and Proprietary Technology

Patents

We have a number of patents covering our intellectual property, both in the U.S., as well in a number of international countries. We consider the U.S. to be the most important market for our products, and hence, the most important country for the filing of patents. Any foreign filings are merely replicates of the U.S. filings. For the U.S., we have the following patent positions for the different product areas:

•

VIVO – We have two U.S. patents granted on the original VIVO concept, which have been licensed from a third party. We consider the primary component to be the ideas around utilizing a 3D camera to identify the exact location of the body surface electrodes. These two patents expire in 2038. An additional two applications have been granted, which disclosed ideas around merging of the heart models to other heart images and expire in 2038 and 2040. An additional three applications were published, all filed in 2021, covering the idea of determining the thickness of the wall of the ventricle, covering the concept of the rendering of a heart model and likely outcomes of an EP procedure. An additional application was filed in September 2023 and is not yet published.

•	LockeT – Suture Retention Device - We have four published U.S. patent applications. These cover the basic concept, methods of use and the design of the conceived device.

•

AMIGO – We have twenty issued U.S. patents. The first patent, filed in 2006 and expiring in 2031, covers the basic idea, with a three way motor, a remote control, a sled device, and a docking station for a catheter. The more detailed ideas behind the original concept were covered in three patents filed between 2011 and 2013 and expiring in 2026. Additional concepts and methods were filed with six patents between 2010 and 2013, with expirations between 2029 and 2031. We consider the most relevant of the intellectual property to be the guiding track with opposing flexible guides to hold the catheter stable as it is advanced, the form and function of the controller handle, and the introducer interface of the arm to the introducer. An additional ten patents, filed between 2013 and 2017, and expiring in 2034 to 2037, are patents covering ideas not used in the original commercial device, but potential ideas for future embodiments.

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License and Other Agreements

PEACS, NV Software and Technology License Agreement

On May 1, 2016, we entered into a certain Software and Technology License Agreement with PEACS, NV, a Netherlands company, or the License Agreement, for the exclusive worldwide license of the underlying technology to its VIVO product, including intellectual property rights and patent applications pertaining thereto. The license was for use of the technology for the field of use defined as “the localization of the origin of cardiac activation for the electrophysiology treatment and/or detection of cardiac arrhythmias.” The License Agreement called for us to pay for the prosecution and maintenance of patents to protect the technology.

In May 2021, the License Agreement was modified to modify the field of use to specifically exclude the use of clinical applications for the implanting of atrial or ventricular pacemakers, including bi-ventricular pacemakers.

LockeT Royalty Agreements

We have acquired the rights to LockeT pursuant to certain assignment agreements, including an assignment and royalty agreement (the “Assignment and Royalty Agreement”) with one of the co-inventors. Pursuant to the Assignment and Royalty Agreement, we agreed to pay a royalty fee of 5% on net sales up to $1 million. Thereafter, if a patent for the LockeT device is obtained from the U.S. Patent and Trademark Office, we will pay a royalty fee of 2% of net sales up to a total of $10 million in royalties. However, no further royalty payments will be due after December 31, 2033, or after the expiration, cancelation or abandonment of the patents that are the subject of the agreement, whichever is earlier. In addition, at the time of the Merger, additional royalty rights with respect to the LockeT device were granted to certain holders, or the Noteholders, of Old Catheter’s outstanding convertible promissory notes in exchange for forgiveness of the interest that had accrued under those notes but remained unpaid, pursuant to the terms of certain Debt Settlement Agreements. The Debt Settlement Agreements provided for the Noteholders to receive, in the aggregate, approximately 12% of the net sales, if any, of the LockeT device, commencing upon the first commercial sale through December 31, 2035.

Trademarks

We own or have rights to trademarks that we use in connection with the operation of our business. We own or have rights to trademarks for Ra Medical Systems and Catheter Precision and their logos, as well as other trademarks such as AMIGO.  In February 2024, we filed a trademark for LockeT.

Trade Secrets

We also have relied upon trade secrets, know-how and technological innovation, and may in the future rely upon licensing opportunities, to develop and maintain its competitive position. We have protected our proprietary rights through a variety of methods, including confidentiality agreements and proprietary information agreements with suppliers, employees, consultants and others who may have access to proprietary information.

Government Regulations

Governmental authorities in the U.S. (at the federal, state, and local levels) and abroad extensively regulate, among other things, the research and development, testing, manufacture, quality control, clinical research, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing, and export and import of products such as those we market and are developing. See our Form 10-K for the fiscal year ended December 31, 2023, for more information about the impact on our business from these and other pertinent regulations.

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Segment Information

We operate our business as one segment which includes all activities related to the marketing, sales and development of medical technologies focused in the field of cardiac EP. The chief operating decision-maker reviews the operating results on an aggregate basis and manages the operations as a single operating segment.

Employees

As of August 19, 2024, we had a total of 20 employees, including 20 full-time employees, which includes finance and administrative, sales and marketing and clinical professionals.   We also have retained a total of three persons as independent contractors. We are planning to increase our sales force in support of product launches but currently have no other plans to increase our staff.

Recent Developments

Interim Financing

From May 30, 2024 through July 25, 2024, we have borrowed an aggregate of $1.5 million from David Jenkins, our Chairman of the Board and Chief Executive Officer, and certain entities controlled by him and/or members of his immediate family, in order to fund our short-term liquidity needs.  The borrowed amounts are represented by promissory notes, as amended, that bear interest at the rate of 8% per annum through August 30, 2024, with the interest rate increasing to 12% per annum on August 31, 2024.  All interest accrued on the notes through August 30, 2024, in the amount of approximately $21,000, will be paid using the proceeds of this offering.  All outstanding principal and interest under the notes accruing from August 31, 2024 will be due and payable on January 31, 2026.

Reverse Stock Split

At our July 3, 2024 annual meeting of stockholders, our stockholders approved a  reverse stock split proposal that permitted, but did not require, our Board to effect a reverse stock split of our Common Stock issued and outstanding or held in treasury by a ratio of not less than 1-for-5 and not more than 1-for-15, with the exact ratio to be set at a whole number within this range as determined by the Board, or a duly authorized committee thereof, in its sole discretion. On July 9, 2024, the Board approved a reverse stock split at a ratio of 1-for-10.  The reverse stock split became effective at 12:01 am on July 15, 2024, and post-split trading began at market open on July 15, 2024.  The reverse stock split, affected all of our holders of common stock uniformly.  The par value per common share remained unchanged. Except where the context otherwise requires, share and per share numbers in this prospectus reflect the reverse stock split, applied on a retroactive basis.

Reduction in Authorized Shares

At our July 3, 2024 annual meeting of stockholders, our stockholders approved a proposal to reduce our authorized common stock, either (i) in the event the reverse stock split was approved and effected, from 300 million shares to 30 million shares, with authorized preferred stock remaining at 10 million shares; or (ii) in the event the reverse stock split was not approved and effected, from 300 million shares to 100 million shares, with authorized preferred stock remaining at 10 million shares. Because the reverse stock split became effective on July 15, 2024, our authorized common stock was reduced to 30 million shares at that time.

Corporate Information

Our principal executive offices are located at 1670 Highway 160 West, Suite 205, Fort Mill, South Carolina 29708. Our telephone number is (973) 691-2000. Our corporate website address is www.catheterprecision.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this document, and you should not consider information on our website to be part of this document.

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THE OFFERING

Common Stock offered by us

347,277 shares of common stock plus: (i) 3,120,277 shares of our common stock underlying the Series H Warrants, (ii) 3,120,277 shares of our common stock underlying the Series I Warrants, (iii) 3,120,277 shares of our common stock underlying the Series J Warrants, and (iv) 2,773,000 shares of our common stock underlying the Pre-Funded Warrants.

Common Warrants offered by us

Each Common Stock Unit or PFW Unit purchased in this offering, as the case may be, will include: (i) a Series H warrant to purchase one share of our common stock, (ii) a Series I Warrant to purchase one share of our common stock, and (iii) a Series J warrant to purchase one share of our common stock. The Series H Warrants, Series I Warrants, and Series J Warrants (the “Common Warrants” or “common warrants”) will initially have an exercise price per share of $1.00, which is equal to offering price of the Units. The Series H Warrants, Series I Warrants, and Series J Warrants are exercisable immediately, subject to certain limitations described herein. The Series H Warrants will expire six months from the closing date of this offering. The Series I Warrants will expire eighteen months from the closing date of this offering, and the Series J Warrants will expire five years from the closing date of this offering. The shares of common stock in the Common Stock Units or the Pre-Funded Warrants in the PFW Units, as applicable, and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This offering also relates to the offering of the shares of common stock issuable upon exercise of the Common Warrants. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein. See “Description of Securities we are Offering” on page 29 of this prospectus.

Pre-Funded Warrants offered by us

We are also offering to each purchaser whose purchase of Common Stock Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% % (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses,  2,773,000 PFW Units, in lieu of Common Stock Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each PFW Unit consists of: (i): a Pre-Funded Warrant to purchase one share of our common stock, (ii) a Series H warrant to purchase one share of our common stock, (iii) a Series I Warrant to purchase one share of our common stock, and (iv) a Series J warrant to purchase one share of our common stock. The purchase price of each PFW Unit will equal the public offering price per Common Stock Unit less $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants sold in this offering. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein. See “Description of Securities we are Offering” on page 29 of this prospectus.

Common stock to be outstanding immediately after this Offering (assuming all offered Units and Shares are sold)

1,336,029 Shares of common stock (1,804,070 shares if the underwriter exercises its option to cover over-allotments, if any, assuming the option is exercised to purchase 468,041 Shares, 468,041 Series H Warrants, 468,041 Series I Warrants and 468,041 Series J Warrants).

Over-allotment option

We have granted the underwriters an option for a period of up to 45 days from the date of this prospectus to purchase up to 468,041 additional shares of our common stock, and/or Series H warrants to purchase up to an additional 468,041 shares of our common stock, Series I Warrants to purchase up to an additional 468,041 shares of our common stock, and/or Series J Warrants to purchase up to an additional 468,041 shares of our common stock, or any combination thereof, as determined by the underwriters, at the offering price, less underwriting discounts and commissions, in each case solely to cover over-allotments, if any.

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Underwriter Warrants

We have agreed to issue to the underwriters warrants, or the Underwriter Warrants, to purchase up to 6% of the total number of Shares sold in this offering, including Shares issued with Common Stock Units and underlying Pre-Funded Warrants, but excluding Shares underlying Common Warrants, or 215,299 Shares of common stock, assuming the exercise of the over-allotment option in full.

Lock-up Agreements

We have agreed with the underwriters not to sell additional equity securities for a period of 90 days after the effective date of this Offering. Our directors and officers have agreed with the underwriters not to offer for sale, sell, contract to sell, pledge or otherwise dispose of any of their Shares of our common stock or securities convertible into our common stock, subject to certain exceptions, for a period of 90 days after the date of this prospectus, which restriction may be waived in the discretion of the underwriter.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $2.1 million, or approximately $2.6 million if the underwriter exercises its over-allotment option in full, assuming the option is exercised to purchase 468,041 Shares of common stock, 468,041 Series H Warrants, 468,041 Series I Warrants and 468,041 Series J Warrants, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with other available funds, to support our operations, including for clinical trials, for working capital and for other general corporate purposes, including the payment of accrued liabilities, which will include the payment of approximately $21,000 of interest owed to David Jenkins, our Chairman of the Board and Chief Executive Officer, and certain entities controlled by him and/or members of his immediate family.  See “Prospectus Summary—Recent Developments—Interim Financing” and “Use of Proceeds.”

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Risk factors

Investing in our securities involves a high degree of risk.  You should read the “Risk Factors” section included in this prospectus, on page 17, and the risk factors incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in Common Stock Units, PFW Units or Shares of our common stock.

Related Party Sales

An entity controlled by an immediate family member of David Jenkins, our Chief Executive Officer and Chairman of the Board, will purchase 265,000 Common Stock Units and 235,000 PFW Units in this offering on the same terms as other purchasers. The underwriters will receive an underwriting discount of 5% on all Common Stock Units purchased by this entity.

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NYSE American symbol	“VTAK”.

The information above is based on 988,752 shares of our common stock outstanding as of August 19, 2024, assumes no exercise of the underwriter’s over-allotment option and no exercise of any Common Warrants or Pre-Funded Warrants issued pursuant to this offering, and also does not include as of such date, the following:

•

99,165 Shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock issued to directors, employees and consultants at a weighted average exercise price of $16.42 per share, 21,083 shares of which are currently exercisable;

•

1,104,217 shares of common stock issuable upon the exercise of outstanding warrants to purchase Shares of common stock at a weighted average exercise price of $53.07 per share, all of which are currently exercisable, subject to applicable beneficial ownership blockers; and

•	1,265,601 Shares of common stock issuable upon conversion of outstanding Shares of convertible Series X Preferred Stock, none of which are currently convertible.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes no exercise of the underwriter’s option to purchase up to an additional 468,041 Shares of our common stock, and/or Series H Warrants to purchase up to an additional 468,041 Shares of our common stock, Series I Warrants to purchase up to an additional 468,041 Shares of our common stock, and/or Series J Warrants to purchase up to an additional 468,041 Shares of our common stock, to cover over-allotments, if any.

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RISK FACTORS

Investing in our securities involves a high degree of risk.  Before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part, you should carefully consider the Risk Factors described below as well as the risks and uncertainties discussed under “Special Note Regarding Forward-Looking Statements” below and elsewhere in this prospectus, and the risk factors set forth under “Risk Factors” in our previous SEC filings, all of which are incorporated by reference into this prospectus:

•	our most recent Annual Report on Form 10-K,

•	our most recent Quarterly Reports on Form 10-Q filed subsequent to such filing, and

•	discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC.

The Risk Factors set forth in this Prospectus and in the filings described above may be amended, supplemented or superseded from time to time by other reports and/or prospectus supplements we file with the SEC in the future, and you should carefully consider any such additional or modified risk factors and other information provided in any such future filings that may be available after the date of this prospectus before making your investment decision.

If any of the risks set forth in this Prospectus and/or in the filings described above actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and/or the available secondary market for our securities may diminish or become non-existent, and you could lose all or part of your investment or lose liquidity in the Shares. The risks and uncertainties we describe in this prospectus and in the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial could materially adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Relating to This Offering

We have broad discretion to determine how to use the proceeds raised in this offering, and we may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. We intend to use the net proceeds from this offering to support our operations, including for clinical trials, for working capital and for other general corporate purposes, including the payment of accrued expenses, including payment of interest in the amount of approximately $21,000 owed to David Jenkins, our Chairman of the Board and Chief Executive Officer, and certain entities controlled by him and/or members of his immediate family. See “Prospectus Summary—Recent Developments—Interim Financing.” If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

You will experience immediate and substantial dilution when you purchase securities in this offering.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 347,277 Common Stock Units in this offering at the public offering price of $1.00 per Common Stock Unit, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, investors in this offering will suffer an immediate dilution of $3.24 per share. Furthermore, if the underwriters exercise their option to purchase additional Shares of common stock and/or warrants to purchase Shares of common stock, you will experience further dilution.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase Shares of common stock in this offering, may experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We may not be able to sell Shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing Shares or other securities in the future could have rights superior to existing stockholders. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

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The issuance of additional equity securities may negatively impact the trading price of our common stock.

We have issued equity securities in the past, will issue equity securities in this offering and expect to continue to issue equity securities to finance our activities in the future. In addition, outstanding options and warrants to purchase our common stock may be exercised and additional options and warrants may be issued, resulting in the issuance of additional Shares of common stock. The issuance by us of additional equity securities would result in dilution to our stockholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of our common stock.

A substantial number of Shares of our common stock and/or Common Warrants or Pre-Funded Warrants may be sold in this offering, which could cause the price of our common stock to decline.

In this offering, we seek to sell an aggregate of 347,277 Common Stock Units, which will include shares of common stock representing approximately 35% of our outstanding common stock as of August 19, 2024, without regard to attached warrants.  In addition, we seek to sell Common Warrants to purchase an additional  9,360,831 Shares of common stock and Pre-Funded Warrants to purchase an additional 2,773,000 shares of common stock, representing, in the aggregate, an additional 1227% % of our outstanding common stock as of August 19, 2024, if exercised.  This sale and any future sales of a substantial number of Shares of our common stock in the public market or securities convertible into common stock, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those Shares of common stock or the availability of those Shares of common stock for sale will have on the market price of our common stock.

A significant number of additional Shares of our common stock may be issued upon the conversion of existing securities, including Series X Preferred Stock and outstanding options and warrants, which issuances would substantially dilute existing stockholders and may depress the market price of our common stock.

As of August 19, 2024, there were 988,752 Shares of common stock outstanding, plus 2,468,983 Shares underlying preferred stock, warrants, and options.  See “Description of Capital Stock,” filed as Exhibit 4.2 to our Form 10-K for fiscal year ended December 31, 2023.  The issuance of such Shares of common stock would substantially dilute the proportionate ownership and voting power of existing security holders, and their issuance, or the possibility of their issuance, may depress the market price of our common stock.

Future issuances of preferred stock may adversely affect the market price for our common stock.

Additional issuances and sales of preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

There is no public market for the Common Warrants or Pre-Funded Warrants being offered in this offering.

There is no public trading market for the Common Warrants or Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including NYSE American. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of Common Warrants and/or Pre-Funded Warrants purchased in this offering will have no rights as holders of our common stock with respect to the Shares underlying such Common Warrants or Pre-Funded Warrants until such holders exercise their Common Warrants or Pre-Funded Warrants and acquire our common stock.

Until holders of Common Warrants or Pre-Funded Warrants acquire Shares of our common stock upon exercise of the Common Warrants or Pre-Funded Warrants, holders of Common Warrants or Pre-Funded Warrants will have no rights with respect to the Shares of our common stock underlying such Common Warrants or Pre-Funded Warrants including with respect to voting rights, See “Description of Securities We Are Offering” for rights with respect to dividends.  Upon exercise of the Common Warrants or Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

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Significant holders or beneficial holders of our common stock may not be permitted to exercise Warrants that they hold.

A holder of a Pre-Funded or Common Warrant will not be entitled to exercise any portion of any such Warrant which, upon giving effect to such exercise, would cause the relevant Beneficial Ownership Limitation set forth in such Warrant to be exceeded.  See “Description of Securities We Are Offering” for a description of the relevant Beneficial Ownership Limitation for each such Warrant.   As a result of such Beneficial Ownership Limitations, you may not be able to exercise your Warrants for Shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Warrants.

As noted above, you are urged to review, in addition to the foregoing, important risk factors contained in our periodic reports filed with the SEC and incorporated herein by reference, which describe in more detail risk factors pertaining to our business and our common stock including but not limited to the following:

Risks Related to Our Financial Position and Need for Additional Capital

•

We will be required to raise additional funds to finance our operations, pay the $1.5 million of promissory notes that are due on January 31, 2026, and continue as a going concern; We may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

•	Our business has a history of losses, will incur additional losses, and may never achieve profitability.

Risks Related to Our Internal Controls

•

We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

•	Compliance with Sarbanes-Oxley Act Section 404 could have a material adverse impact on our business.

Risks Related to Our Business and Products

Product Liability Risks Related to our Vivo and LockeT Products

We may incur material losses and costs as a result of product liability claims that may be brought against us and recalls, which may adversely affect our results of operations and financial condition. Furthermore, as a medical device company, we face an inherent risk of damage to our reputation if one or more of our products are, or are alleged to be, defective.

Our business exposes us to potential product liability risks that are inherent in the design, manufacture and marketing of our products. In particular, our medical device products are often used in connection with or subsequent to surgical and intensive care settings with seriously ill patients. For example, our LockeT product is designed to be applied to a sutured wound on the human body for varying periods of time, and component failures, lack of appropriate sterility, manufacturing flaws, design defects or inadequate disclosure of product-related risks with respect to these or other products we manufacture or sell could result in an unsafe condition or injury to, or death of, the patient. Further, with respect to our LockeT product, we have outsourced manufacturing to a third-party and therefore face additional risk regarding the quality of that manufacturing. As a result, we face an inherent risk of monetary liability and damage to our reputation if one or more of our products are, or are alleged to be, defective. Although we carry product liability insurance, we may be exposed to product liability claims in the event that our products actually or allegedly fail to perform as expected or the use of our products results, or is alleged to result, in bodily injury and/or property damage. The outcome of litigation, particularly any class-action lawsuits, is difficult to quantify. Plaintiffs often seek recovery of very large or indeterminate amounts, including punitive damages. The magnitude of the potential losses relating to these lawsuits may remain unknown for substantial periods of time and the cost to defend against any such litigation may be significant. Accordingly, we could experience material product liability losses in the future and incur significant costs to defend these claims.

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In addition, if any of our products are, or are alleged to be, defective, we may voluntarily participate, or be required by applicable regulators, to participate in a recall of that product if the defect or the alleged defect relates to safety. In the event of a recall, we may experience lost sales and be exposed to individual or class-action litigation claims and reputational risk. Product liability and recall costs may have a material adverse effect on our business, financial condition and results of operations.

Additional Business and Product Risks

•

We will not be able to reach profitability unless we are able to achieve our product expansion and growth goals; our VIVO launch plans require significant investment in infrastructure and sales representatives.

•	Our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators.

•	We have entered into joint marketing agreements with respect to our products, and may enter into additional joint marketing agreements, that will reduce our revenues from product sales.

•	Royalty agreements with respect to LockeT, the surgical vessel closing pressure device, will reduce any future profits from this product.

•	If we experience significant disruptions in our information technology systems, our business may be adversely affected.

•	Litigation and other legal proceedings may adversely affect our business.

•	If we make acquisitions or divestitures, we could encounter difficulties that harm our business.

•	Failure to attract and retain sufficient qualified personnel could also impede our growth.

•	Our revenues may depend on our customers’ receipt of adequate reimbursement from private insurers and government sponsored healthcare programs.

•	We may be unable to compete successfully with companies in our highly competitive industry, many of whom have substantially greater resources than we do.

•

Our future operating results depend upon our ability to obtain components in sufficient quantities on commercially reasonable terms or according to schedules, prices, quality and volumes that are acceptable to us, and suppliers may fail to deliver components, or we may be unable to manage these components effectively or obtain these components on such terms.

•

If hospitals, physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any.

•

The recent coronavirus outbreak (“COVID-19”) adversely affected our financial condition and results of operations and we cannot provide any certainty as to whether there will be future impacts from COVID-19 or another pandemic.

•	A variety of risks associated with marketing our products internationally could materially adversely affect our business.

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•

The impact of the military conflicts in Ukraine and Israel, and the actions that have been and could be taken by other countries, including new and stricter sanctions and actions taken in response to such sanctions, have affected, and may continue to affect, our business and results of operations, including our supply chain.

•

Our business relationship with distributors and/or persons in Qatar and elsewhere in the Middle East could be disrupted by the armed conflict in Israel and the Gaza strip and/or changes in U.S. international relations and/or related geopolitical changes.

•

If the third parties on which we rely for the conduct of our clinical trials and results do not perform our clinical trial activities in accordance with good clinical practices and related regulatory requirements, we may be unable to obtain regulatory approval for or commercialize our product candidates.

•	We may be adversely affected by product liability claims, unfavorable court decisions or legal settlements.

•	Our ability to use our net operating loss carryforwards may be limited.

•	We may have to make milestone payments under the Settlement Agreement we entered into with the Department of Justice (“DOJ”).

Risks Related to Government Regulation and our Industry

•

We are subject to pervasive and continuing regulation by the FDA and other regulatory agencies. Our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business.

•

Changes in trade policies among the U.S. and other countries, in particular the imposition of new or higher tariffs, could place pressure on our average selling prices as our customers seek to offset the impact of increased tariffs on their own products. Increased tariffs or the imposition of other barriers to international trade could have a material adverse effect on our revenues and operating results.

•	Product clearances and approvals can often be denied or significantly delayed.

•

Although we have obtained regulatory clearance for our VIVO and LockeT products in the U.S. and certain non-U.S. jurisdictions, our business plans include expanding uses for our products, which will require additional clearances; and even after clearance is obtained, our products remain subject to extensive regulatory scrutiny.

•

If we or our suppliers fail to comply with the FDA’s Quality System Regulation, or QSR, or any applicable state equivalent, our operations could be interrupted, and our potential product sales and operating results could suffer.

•

Our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business.

•

If any of our products cause or contribute to a death or a serious injury, or malfunction in certain ways, we will be required to report under applicable medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

•	Healthcare reform initiatives and other administrative and legislative proposals may adversely affect our business, financial condition, results of operations and cash flows in our key markets.

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Risks Related to our Intellectual Property

•

If we are unable to obtain and maintain patent protection for our products, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to successfully commercialize our existing products and any products we may develop, and our technology may be adversely affected.

Risks Related to Ownership of Our Common Stock

•

The price of our stock has been and may continue to be volatile, which could result in substantial losses for investors. Further, an active, liquid and orderly trading market for our common stock may not be sustained and we do not know what the market price of our common stock will be, and as a result it may be difficult for you to sell your Shares of our common stock.

•

The ownership of our common stock is highly concentrated, and may become more so in the near future, which may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the company stock price to decline.

•	We are a smaller reporting company, and we cannot be certain if the reduced reporting requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

•

Future sales and issuances of a substantial number of shares of our common stock or rights to purchase common stock by our stockholders in the public market could result in additional dilution of the percentage ownership of our stockholders and cause our stock price to fall.

•

Anti- takeover provisions under our charter documents and Delaware law could delay or prevent a change of control which could limit the market price of our common stock and may prevent or frustrate attempts by our stockholders to replace or remove members of our board of directors or our current management and may adversely affect the market price of our common stock.

•

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware and the federal district courts of the U.S. are the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

•

We are subject to the continued listing requirements of the NYSE American. If we are unable to comply with such requirements, our common stock would be delisted from the NYSE American, which would limit investors’ ability to effect transactions in our common stock and subject us to additional trading restrictions.

•	We have not paid dividends in the past and have no immediate plans to pay dividends.

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SELECTED FINANCIAL DATA

Reverse Stock Split

On July 15, 2024, we effected a 1-for-10 reverse stock split of our common stock. In connection with the reverse stock split, the par value per share of our common stock remained unchanged at $0.0001 per share.  Concurrently with the reverse stock split, we reduced our authorized shares of common stock to thirty million shares.  Our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024 and our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on May 6, 2024 that are incorporated by reference into this prospectus are presented without giving effect to the reverse stock split. The unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2024 that is incorporated by reference into this prospectus are presented after giving effect to the reverse stock split.  Except where the context otherwise requires, share and per share numbers in this prospectus reflect the 1-for-10 reverse stock split of our common stock.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and our unaudited condensed consolidated interim financial statements included in our Quarterly Report on Form 10-Q, as adjusted to reflect the reverse stock split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

AS REPORTED (in thousands, except per share data)

	Year Ended
	December 31, 2023	December 31, 2022
Net loss	$(71,372)	$(26,865)
Net loss per share of common stock, basic and diluted	$(12.99)	$(25.98)
Weighted average common stock outstanding, basic and diluted	5,495,070	1,033,822
Common stock outstanding at year end	7,026,627	2,161,288

	Three Months Ended
	March 31, 2024	March 31, 2023
	(unaudited)
Net loss	$(2,675)	$(67,200)
Net loss per share of common stock, basic and diluted	$(0.36)	$(24.65)
Weighted average common stock outstanding, basic and diluted	7,429,198	2,726,442
Common stock outstanding at period end	7,573,403	5,267,092

AS ADJUSTED FOR 1-FOR-10 REVERSE STOCK SPLIT (in thousands, except per share data)

	Year Ended
	December 31, 2023	December 31, 2022
	(unaudited)
Net loss	$(71,372)	$(26,865)
Net loss per share of common stock, basic and diluted	$(129.88)	$(259.86)
Weighted average common stock outstanding, basic and diluted	549,507	103,382
Common stock outstanding at year end	702,662	216,127

	Three Months Ended
	March 31, 2024	March 31, 2023
	(unaudited)
Net loss	$(2,675)	$(67,200)
Net loss per share of common stock, basic and diluted	$(3.60)	$(246.48)
Weighted average common stock outstanding, basic and diluted	742,919	272,643
Common stock outstanding at period end	757,340	526,709

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement or free writing prospectus and our SEC filings that are incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus contain or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and such statements are subject to the “safe harbor” created by those sections.

Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions, and projections about the business and future financial results of the medical device industry, and other legal, regulatory and economic developments. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue,” “likely,” and similar expressions (including their use in the negative) intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about competition from larger and more established companies in our markets, our ability to successfully grow our business and legislative, regulatory and economic developments, including changing business conditions in the industries in which we operate and the economy in general, as well as financial performance, expectations with respect to our business and product development, including VIVO, LockeT and Amigo; litigation outcomes; the listing status of our common stock; and existing and/or prospective customers.

Our forward-looking statements involve risks and uncertainties, including those described in our SEC filings and incorporated herein by reference herein, and the other risks set forth in “Risk Factors.”  These risks and uncertainties may cause results to differ materially from the plans, expectations, predictions or projections set forth in (or underlying statements set forth in) this prospectus and our other SEC filings and public statements.

In addition, our forward-looking statements are based on current plans, estimates and projections, which are subject to change based on shifting circumstances, and therefore, you are cautioned not to place undue reliance on them. These statements may discuss goals, intentions, plans and/or expectations as to future plans, trends, events, results of operations or financial condition, listed status of our common stock or other matters, all of which are based on current beliefs of our management, as well as assumptions made by, and information currently available to, management.

Forward-looking statements contained in this prospectus and in our other SEC filings speak only as of the date on which the statements were made and are not guarantees of future performance.  Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, and we have no intention to do so.

No forward-looking statement can be guaranteed, and our actual results could differ materially from those projected or discussed in our forward-looking statements for many reasons, including the risks and uncertainties described above and those discussed in our SEC filings and incorporated herein by reference as described under “Risk Factors.”  Given these risks and uncertainties, readers should not place undue reliance on our forward-looking statements and should carefully consider such risks and uncertainties, as well as additional risks and uncertainties that may be described in other documents filed by us from time to time with the SEC, including any prospectus supplements we may file after the date of this prospectus.  See “Where You Can Find Additional Information” beginning on page 38 of this prospectus.

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DIVIDEND POLICY

We have not paid dividends in the past, and we currently intend to retain future earnings, if any, and all currently available funds for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in our current or future financing instruments.

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USE OF PROCEEDS

We estimate the net proceeds from the sale of Common Stock Units and PFW Units that we are offering will be approximately $2.1 million, after deducting estimated underwriting discounts and commissions and our estimated offering expenses, assuming no exercise of the underwriter’s over-allotment option and an underwriters’ discount of 8% (5% with respect to certain sales). These estimates exclude the proceeds, if any, from the exercise of Common Warrants and Pre-Funded Warrants sold in this offering. We will receive nominal proceeds, if any, upon exercise of the Pre-Funded Warrants.

We intend to use the net proceeds from this offering, together with other available funds, to support our operations, including for clinical trials, for working capital, payment of accounts payable, and for other general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes, although we do expect to pay our current accounts payable and to pay approximately $21,000 in interest owed to David Jenkins, our Chairman of the Board and Chief Executive Officer, and certain entities controlled by him and/or members of his immediate family.

Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises. We may raise additional capital through additional public or private financings, the incurrence of debt and other available sources.

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DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the combined public offering price per Common Stock Unit or PFW Unit and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The information set forth below has been retroactively recast to reflect our 1-for-10 our reverse stock split effected on July 15, 2024.

As of June 30, 2024, we had a historical net tangible book (deficit) of ($10,979,000) or ($14.50) per share of common stock, based on the number of Shares of common stock outstanding at June 30, 2024, as recast to reflect the reverse stock split. Our historical net tangible book value per share is the amount of our total tangible assets less our total liabilities at June 30, 2024, divided by the number of Shares of common stock outstanding at June 30, 2024, as recast to reflect the reverse stock split.

After giving effect to the sale of 347,277 Common Stock Units in this offering at the offering price of $1.00 per Unit, and the sale, but not the exercise, of PFW Units containing Pre-Funded Warrants to purchase 2,773,000 Shares of our common stock at the offering price of $0.9999 per PFW Unit (which equals the offering price of the Common Stock Units less the $0.0001 per share exercise price of each Pre-Funded Warrant), and after deducting underwriting discounts and commissions of 8% for all Common Stock Units and PFW Units other than those sold to an entity controlled by an immediate family member of David Jenkins, our Chairman of the Board and Chief Executive Officer,  as to which the commission will be 5%, and estimated offering expenses payable by us, and excluding the proceeds to us, if any, from the exercise of the Common Warrants and Pre-Funded Warrants issued pursuant to this offering, our as adjusted net tangible book value as of June 30, 2024 was ($8,689,000), or ($2.24) per share of common stock. This represents an immediate increase in adjusted net tangible book value of $12.26 per share to existing stockholders and immediate dilution of $3.24 per share to new investors purchasing Shares of common stock in this offering at the public offering price.

The following table illustrates this dilution on a per share basis:

Offering price per Unit		$1.00
Historical net tangible book value per share as of June 30, 2024	$(14.50)
As adjusted net tangible book value per share immediately after this offering	$(2.24)
Dilution per share to new investors in this offering		$3.24

If the underwriter exercises their over-allotment option to purchase additional Shares, Series H Warrants, Series I Warrants and/or Series J Warrants in full, assuming that 468,041 Shares, 468,041 Series H Warrants, 468,041 Series I Warrants, and 468,041 Series J Warrants are purchased, the as adjusted net tangible book value per share after giving effect to the offering would be ($1.90) per share. This represents an increase in as adjusted net tangible book value of $12.60 per share to existing stockholders and dilution in as adjusted net tangible book value of $2.90 per share to new investors.

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The above discussion and table do not take into account further dilution to investors purchasing our securities in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering. To the extent that outstanding options or warrants outstanding as of the date of this prospectus are exercised or other Shares are issued, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of our common stock, including through the sale of securities convertible into or exchangeable or exercisable for common stock, the issuance of these securities could result in further dilution to our stockholders, including investors purchasing our common stock in this offering.

Investors who purchase common stock upon the exercise of the Common Warrants or Pre-Funded Warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

The information above is based on 988,752 Shares of our common stock outstanding as of August 19, 2024, assumes no exercise of the underwriter’s over-allotment option and no exercise of any Common Warrants or Pre-Funded Warrants issued pursuant to this offering, and also does not include as of such date, the following:

•

99,165 Shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock issued to directors, employees and consultants at a weighted average exercise price of $16.42 per share, 21,083 shares of which are currently exercisable;

•

1,104,217 shares of common stock issuable upon the exercise of outstanding warrants to purchase Shares of common stock at a weighted average exercise price of $53.07 per share, all of which are currently exercisable, subject to applicable beneficial ownership blockers; and

•	1,265,601 Shares of common stock issuable upon conversion of outstanding Shares of convertible Series X Preferred Stock, none of which are currently convertible.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description summarizes certain terms of our capital stock, certain provisions of our certificate of incorporation and bylaws and certain terms of the Pre-Funded Warrants included in this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws and the provisions of the Pre-Funded Warrants, copies of which are filed with the SEC as exhibits to the Registration Statement on Form S-1 of which this prospectus forms a part, and to the applicable provisions of Delaware law.

Our authorized capital stock currently consists of 40,000,000 shares of capital stock, of which 30,000,000 shares are designated as common stock, $0.0001 par value per share, and 10,000,000 shares are designated as preferred stock, $0.0001 par value per share.  Our board of directors is authorized, without stockholder approval, except as required by the listing standards of the NYSE American, to issue shares of our preferred stock. As of August 19, 2024, there were 988,752 shares of common stock issued and outstanding and outstanding options to purchase up to 99,165 shares of our common stock. There were 121 holders of record of our common stock. As of August 19, 2024, there were 12,656.011 shares of our convertible Series X preferred stock outstanding, which are convertible into up to 1,265,601 shares of our common stock.

As of August 19, 2024, 1,104,217 shares of our common stock were issuable upon exercise of outstanding warrants to purchase shares of our common stock, at a weighted average exercise price of $53.07 per share. The terms of the outstanding warrants are more specifically described in the Description of Capital Stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for our common stock is Equiniti Trust Company, LLC (formerly known as American Stock Transfer and Trust Company).

Units

Each Common Stock Unit consists of: (i) one share of our common stock, (ii) a Series H Warrant to purchase one share of our common stock, (iii) a Series I Warrant to purchase one share of our common stock, and (iv) a Series J Warrant to purchase one share of our common stock.

We are also offering to each purchaser whose purchase of Common Stock Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, up to 2,773,000 PFW Units in lieu of Common Stock Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock.  Each PFW Unit consists of (i): Pre-Funded Warrants, (ii) a Series H warrant to purchase one share of our common stock, (iii) a Series I Warrant, and (iv) a Series J Warrant. The Common Warrants included in the PFW Units are identical to the Common Warrants included in the Common Stock Units.

The shares of common stock in the Common Stock Units or the Pre-Funded Warrants in the PFW Units, as applicable, and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

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Pre-Funded Warrants

The following is a brief summary of certain terms and conditions of the Pre-Funded Warrants being offered by us. The following description is subject in all respects to the provisions contained in the Pre-Funded Warrants.

Duration and Exercise Price. Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and do not have an expiration date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. Equinity Trust Company, LLC (formerly known as American Stock Transfer and Trust Company) has agreed to serve as warrant agent with respect to the pre-funded warrants pursuant to a warrant agency agreement to be entered into concurrently with the closing of this offering.

Exercisability. The pre-funded warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly-executed exercise notice, with payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below) due prior to issuance of the common stock. Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares of common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise, referred to herein as the beneficial ownership limitation. However, upon notice from the holder to us, the holder may decrease or increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. At any time, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of the shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of our shares of common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their pre-funded warrants.

Subsequent Rights Offerings. In addition to in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price, if at any time the Company grants, issues or sells any specified common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the holder of a pre-funded warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the holder’s pre-funded warrant, without regard to any limitations on exercise hereof, including without limitation, the beneficial ownership limitation,  immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the holder’s right to participate in any such Purchase Right would result in the holder exceeding the beneficial ownership limitation, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of common stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the beneficial ownership limitation).

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Pro Rata Distributions. During such time as this pre-funded warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the pre-funded warrants, then, in each such case, the holder of a pre-funded warrant shall be entitled to participate in such Distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of common stock acquirable upon complete exercise of the pre-funded warrant (without regard to any limitations on exercise hereof, including without limitation, the beneficial ownership limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the holder’s right to participate in any such Distribution would result in the holder exceeding the beneficial ownership limitation, then the holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of common stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in such Holder exceeding the beneficial ownership limitation). To the extent that a pre-funded warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the holder until the holder has exercised the pre-funded warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Global Warrants.  Pre-funded Warrants shall be issued in book entry form (the “Global Warrants”). All of the pre-funded warrants shall initially be represented by one or more Global Warrants deposited with the warrant agent and registered in the name of Cede & Co., a nominee of The Depository Trust Company (the “Depositary”), or as otherwise directed by the Depositary. Ownership of beneficial interests in the pre-funded warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each Global Warrant or (ii) institutions that have accounts with the Depositary (such institution, with respect to a pre-funded warrant in its account, a “Participant”). If the Depositary subsequently ceases to make its book-entry settlement system available for the pre-funded warrants, the Company may instruct the warrant agent regarding other arrangements for book-entry settlement. In the event that the pre-funded warrants are not eligible for, or it is no longer necessary to have the pre-funded warrants available in, book-entry form, the warrant agent shall provide written instructions to the Depositary to deliver to the warrant agent for cancellation each Global Warrant, and the Company shall instruct the warrant agent to deliver to each holder of a pre-funded warrant a pre-funded warrant certificate.  A holder of a pre-funded warrant has the right to elect at any time or from time to time a warrant exchange (as defined in the warrant agency agreement).  Upon written notice by a holder to the warrant agent for the exchange of some or all of such holder’s Global Warrants for a pre-funded warrant certificate evidencing the same number of pre-funded warrants, which request shall be in the form specified in the warrant agency agreement, the warrant agent shall promptly effect the warrant exchange and shall promptly issue and deliver to the holder a warrant certificate for such number of pre-funded warrants in the name set forth in the warrant certificate request notice.  In the event a beneficial owner requests a warrant exchange, upon issuance of the paper warrant certificate, the Company shall act as warrant agent and the terms of the paper warrant certificate so issued shall exclusively govern in respect thereof.

Common Warrants

The following is a brief summary of certain terms and conditions of the Common Warrants being offered by us. The following description is subject in all respects to the provisions contained in the form of each Common Warrant.

Duration and Exercise Price. Each Series H Warrant, Series I Warrant, and Series J Warrant offered hereby has an initial exercise price per share equal to $1.00 (representing offering price of the Common Stock Units), subject to adjustment.  The Common Warrants will be immediately exercisable. The exercise price and number of shares of common stock issuable upon exercise for each Common Warrant is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. Equinity Trust Company, LLC (formerly known as American Stock Transfer and Trust Company) has agreed to serve as warrant agent with respect to the Common Warrants pursuant to a warrant agency agreement to be entered into concurrently with the closing of this offering.

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The Series H Warrants will expire six months from the closing date of this offering. The Series I Warrants will expire eighteen months from the closing date of this offering. The Series J Warrants will expire five years from the closing date of this offering.

Exercisability. The Common Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly-executed exercise notice, with payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below) due prior to issuance of the common stock.  A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, prior to issuance, 9.99%, 14.99% or 19.99%) of the outstanding shares of common stock immediately after exercise, referred to herein as the beneficial ownership limitation. However, upon notice from the holder to us, the holder may decrease or increase the beneficial ownership limitation, which may not exceed 19.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. No fractional shares of common stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. At any time, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of the shares of common stock determined according to a formula set forth in the warrants.

Transferability. Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder.  Except as otherwise provided in the Common Warrants, including as described below under “Pro Rata Distributions,” or by virtue of such holder’s ownership of our shares of common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their Common Warrants.

Subsequent Rights Offerings. In addition to in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price, if at any time the Company grants, issues or sells any specified common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the holder of a Common Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the holder’s Common Warrant, without regard to any limitations on exercise hereof, including without limitation, the beneficial ownership limitation,  immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the holder’s right to participate in any such Purchase Right would result in the holder exceeding the beneficial ownership limitation, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of common stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the beneficial ownership limitation).

Pro Rata Distributions. During such time as a Common Warrant is outstanding and has not reached its termination date, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Common Warrants, then, in each such case, the holder of a Common Warrant shall be entitled to participate in such Distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of common stock acquirable upon complete exercise of the Common Warrant (without regard to any limitations on exercise hereof, including without limitation, the beneficial ownership limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the holder’s right to participate in any such Distribution would result in the holder exceeding the beneficial ownership limitation, then the holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of common stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in such Holder exceeding the beneficial ownership limitation).

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Fundamental Transaction. In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction.

Change in Control. In the event of a Change in Control, as defined in the Common Warrants, which generally includes any Fundamental Transaction other than any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such event continue after such event to be the holders of the voting power of the surviving entity, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 50% of the Company’s market capitalization as calculated on the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company, warrant holders may require the company to purchase the remaining unexercised portion of a common warrant for an amount equal to the Black-Scholes Value (as defined in the relevant warrant) of that portion, as of the date of the Change of Control, unless the Change of Control is not within the Company’s control, as described in the warrant.  In that event, holders will instead be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the common shareholders.

Global Warrants.  Common warrants shall be issued in book entry form (the “Global Warrants”). All of the Common Warrants shall initially be represented by one or more Global Warrants deposited with the warrant agent and registered in the name of Cede & Co., a nominee of The Depository Trust Company (the “Depositary”), or as otherwise directed by the Depositary. Ownership of beneficial interests in the Common Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each Global Warrant or (ii) institutions that have accounts with the Depositary (such institution, with respect to a Common Warrant in its account, a “Participant”). If the Depositary subsequently ceases to make its book-entry settlement system available for the Common Warrants, the Company may instruct the warrant agent regarding other arrangements for book-entry settlement. In the event that the Common Warrants are not eligible for, or it is no longer necessary to have the Common Warrants available in, book-entry form, the warrant agent shall provide written instructions to the Depositary to deliver to the warrant agent for cancellation each Global Warrant, and the Company shall instruct the warrant agent to deliver to each holder of a Common Warrant a Common Warrant certificate.  A holder of a Common Warrant has the right to elect at any time or from time to time a warrant exchange (as defined in the warrant agency agreement).  Upon written notice by a holder to the warrant agent for the exchange of some or all of such holder’s Global Warrants for a Common Warrant certificate evidencing the same number of Common Warrants, which request shall be in the form specified in the warrant agency agreement, the warrant agent shall promptly effect the warrant exchange and shall promptly issue and deliver to the holder a warrant certificate for such number of Common Warrants in the name set forth in the warrant certificate request notice.  In the event a beneficial owner requests a warrant exchange, upon issuance of the paper warrant certificate, the Company shall act as warrant agent and the terms of the paper warrant certificate so issued shall exclusively govern in respect thereof.

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UNDERWRITING

We are offering the securities described in this prospectus through the underwriter named below. We have entered into an underwriting agreement dated August 30, 2024, with Ladenburg Thalmann & Co. Inc. as the underwriter in this offering. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase the number of our securities set forth opposite its name below.

Underwriters	Number of Common Stock Units(1)	Number of PFW Units(1)
Ladenburg Thalmann & Co. Inc.	347,277	2,773,000
Total	347,277	2,773,000

(1)	Includes 265,000 Common Stock Units and 235,000 PFW Units to be sold to an entity controlled by an immediate family member of David Jenkins, our Chairman of the Board and Chief Executive Officer.

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part.

We have been advised by the underwriter that it proposes to offer the Common Stock Units and PFW Units directly to the public at the public offering price set forth on the cover page of this prospectus. Any securities sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of 4.8% per Common Stock Unit and PFW Unit.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement, including, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions, and the absence of any material changes in our assets, business or prospects after the date of this prospectus.

No action has been taken by us or the underwriter that would permit a public offering of the securities in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriter has advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority. An entity controlled by an immediate family member of David Jenkins, our Chief Executive Officer and Chairman of the Board, and/or entities under his control, will purchase 265,000 Common Stock Units and 235,000 PFW Units in this offering at the public offering price per Common Stock Unit and on the same terms as other purchasers in this offering.  The underwriters will receive an underwriting discount of 5% on the Common Stock Units purchased by this entity.

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Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriter by us.

	Per Common Stock Unit (1)	Per PFW Unit (1)	Total Without Over- Allotment	Total With Full Over- Allotment
Public offering price	$1.00	$0.9999	$3,120,000	$3,588,041
Underwriting discounts and commissions to be paid to underwriters by us (2)(3)	$.08	$.08	$234,600	$271,040
Proceeds, before expenses, to us	$.92	$.9199	$2,885,400	$3,317,001

__________________

(1) Includes 265,000 Common Stock Units and 235,000 PFW Units to be sold to an entity controlled by an immediate family member of David Jenkins, our Chairman of the Board and Chief Executive Officer. The public offering price and underwriting discount corresponds, in respect of the securities, to a public offering price per Common Stock Unit of common stock of $1.00 ($0.92 net of the 8% underwriting discount per Common Stock Unit and $0.9199 net of the 8% underwriting discount per Pre-Funded Warrant).

(2) Represents underwriting discounts equal to 8% per Common Stock Unit or PFW Unit, as applicable. The underwriters have agreed to accept a discount of 5% with respect to sales of  265,000 Common Stock Units and 235,000 PFW Units to certain investors. We have also agreed to pay the underwriters a management fee equal to 1% of the aggregate gross proceeds received from the sale of the securities in the transaction. In addition, we have agreed to reimburse the underwriters for certain expenses and issue the underwriters warrants to purchase a number of Shares of common stock equal to 6% of the total number of Shares sold in this offering (the "Underwriter Warrants”), including Shares issued with Common Stock Units and underlying Pre-Funded Warrants, but excluding Shares underlying Common Warrants, at an exercise price equal to 155% of the public offering price of the Common Stock Units sold in this offering. The Underwriter Warrants will be non-exercisable for six (6) months from the date of effectiveness of the registration statement of which this prospectus forms a part and will expire five (5) years after such date.

(3) We have granted the underwriters an option for a period of up to 45 days from the date of this prospectus to purchase up to 468,041 additional shares of our common stock, and/or Series H warrants to purchase up to an additional 468,041 shares of our common stock, Series I Warrants to purchase up to an additional 468,041 shares of our common stock, and/or Series J Warrant to purchase up to an additional 468,041 shares of our common stock, or any combination thereof, as determined by the underwriters, in each case solely to cover over-allotments, if any.

We estimate the total expenses payable by us for this offering, assuming no exercise of the over-allotment option, to be approximately $834,004, which amount includes (i) the underwriting discount of $234,600, (ii) a management fee paid to the underwriters equal to 1% of the aggregate gross proceeds received from the sale of the securities in the transaction, or $31,200, (iii) reimbursement of the accountable expenses of the underwriters, including the legal fees of the representative, in an amount not to exceed $15,000 for pre-closing expenses plus $115,000 for closing expenses and (iv) other estimated company expenses of approximately $438,404 which includes legal, accounting, and printing costs and various fees associated with the registration and listing of our Shares.

Over-Allotment Option

We have granted the underwriters an option for a period of up to 45 days from the date of this prospectus to purchase up to 468,041 additional shares of our common stock, and/or Series H warrants to purchase up to an additional 468,041 shares of our common stock, Series I Warrants to purchase up to an additional 468,041 shares of our common stock, and/or Series J Warrant to purchase up to an additional 468,041 shares of our common stock, or any combination thereof, as determined by the underwriters, in each case solely to cover over-allotments, if any.

Underwriters’ Warrants

We have also agreed to issue to the representative of the underwriters a warrant to purchase a number of Shares of common stock equal to 6% of the total number of Shares of common stock sold in this offering, including Shares issued with Common Stock Units and underlying Pre-Funded Warrants, but excluding Shares underlying Common Warrants, at an exercise price equal to 155% of the public offering price of the Shares of common stock and Common Stock Units sold in this offering. The Underwriter Warrants will be non-exercisable for six (6) months from the date of effectiveness of the registration statement of which this prospectus forms a part and will expire five (5) years after such date. Such warrants will be subject to FINRA Rule 5110(e)(1) in that, except as otherwise permitted by FINRA rules, for a period of 180 days from the commencement of sales of this offering, the warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person except as permitted by FINRA Rule 5110(e)(2).

Right of First Refusal

We have granted to Ladenburg Thalmann & Co. Inc. the right of first refusal which continues through December 31, 2025 to act as sole bookrunner, exclusive placement agent or exclusive sales agent in connection with any financing of the Company, subject to certain conditions.

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Tail

We have also agreed to pay the underwriter a tail fee equal to the cash, Common Stock Unit and PFW Unit compensation in this offering, if any investor, who was contacted or introduced to us by the underwriter during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the twelve (12) month period following expiration or termination of our engagement of the underwriter or, if earlier, three months after specified personnel cease to be an employee of the underwriter, provided, however, that the Company has the right to terminate its engagement of the underwriter for cause in compliance with FINRA Rule 5110(g)(5) (B)(i), which termination for cause eliminates the Company’s obligations with respect to the tail.

Electronic Distribution

A prospectus in electronic format may be made available on the website maintained by the underwriter or selling group members, if any, participating in the offering. The representative may allocate a number of shares to the selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made on the same basis as other allocations.

Listing

Our shares of common stock are listed on NYSE American under the symbol “VTAK.”  We do not intend to list the Units, Common Warrants or Pre-Funded Warrants on NYSE American or any other national securities exchange or automated quotation system.

Lock-up Agreements

Our officers, directors, each of their respective affiliates and associated partners have agreed with the underwriter to be subject to a lock-up period of 90 days following the date of this prospectus. This means that, subject to certain exceptions, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any Shares of our common stock or any securities convertible into, or exercisable or exchangeable for, Shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. Ladenburg Thalmann & Co. Inc. may, in their sole discretion and without notice, waive the terms of any of these lock-up agreements.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for our common stock is Equiniti Trust Company, LLC (formerly known as American Stock Transfer and Trust Company).

Determination of Offering Price

The public offering price of the securities offered by this prospectus was determined by negotiation between us and the underwriter. Among the factors that were considered in determining the public offering price:

•	our history and our prospects;
•	the industry in which we operate;
•	our past and present operating results;
•	the previous experience of our executive officers; and
•	the general condition of the securities markets at the time of this offering.

The public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the Shares of common stock, Common Stock Units and/or PFW Units sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the Shares of common stock, Common Stock Units and/or PFW Units sold in this offering can be resold at or above the public offering price.

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Stabilization, Short Positions and Penalty Bids

The underwriters may engage in syndicate covering transactions stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

•

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on NYSE American, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of Shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security.

However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriter may be required to make for these liabilities.

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LEGAL MATTERS

Arnall Golden Gregory LLP will pass upon the validity of the Shares of common stock and Pre-Funded Warrants being offered hereby.  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York is acting as counsel to the underwriter in connection with this offering.

EXPERTS

The financial statements of Catheter Precision, Inc. (formerly known as Ra Medical Systems, Inc.), as of December 31, 2023 and for the year then ended, which have been incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, have been audited by WithumSmith+Brown, PC, the Company’s independent registered public accounting firm, as set forth in their report thereon.  Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Catheter Precision, Inc. (formerly known as Ra Medical Systems, Inc.), as of December 31, 2022 and for the year then ended, which have been incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, have been audited by Haskell & White LLP, the Company’s previous independent registered public accounting firm, as set forth in their report thereon.  Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website ir.catheterprecision.com. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K, except to the extent specifically referenced below):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 6, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024;

•

our Current Reports on Form 8-K and amendments thereto, if any, filed with the SEC on January 4, 2024, January 25, 2024, April 3, 2024, May 21, 2024, June 3, 2024, June 26, 2024, July 1, 2024, July 3, 2024, July 10, 2024, July 12, 2024, July 23, 2024, July 25, 2024 (including Item 7.01 disclosure contained therein), and July 30, 2024; and

•	our 2024 definitive proxy statement filed with the SEC on May 16, 2024.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K, except to the extent specifically incorporated by reference herein) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus, and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our website at catheterprecision.com by viewing the “SEC Filings” subsection of the “Investors” menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Catheter Precision, Inc.

1670 Highway 160 West, Suite 205

Fort Mill, SC 29708

973-691-2000

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347,277 Common Stock Units

Each Common Stock Unit Consisting of One Share of Common Stock,

One Series H Warrant to Purchase One Share of Common Stock,

One Series I Warrant to Purchase One Share of Common Stock, and

One Series J Warrant to Purchase One Share of Common Stock

1,041,831 Shares of Common Stock Underlying the Series H Warrants,

Series I Warrants, and Series J Warrants

and

2,773,000 PFW Units

Each PFW Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock,

One Series H Warrant to Purchase One Share of Common Stock,

One Series I Warrant to Purchase One Share of Common Stock, and

One Series J Warrant to Purchase One Share of Common Stock

11,092,000 Shares of Common Stock Underlying the Pre-Funded Warrants,

Series H Warrants, Series I Warrants, and Series J Warrants

and

Underwriter Warrants to Purchase 187,216 Shares of Common Stock

187,216 Shares of Common Stock Issuable Upon Exercise of Underwriter Warrants

Ladenburg Thalmann

Prospectus

August 29, 2024